Exhibit 99.1

Western Digital Reports Fiscal First Quarter 2025 Financial Results

News Summary
•First quarter revenue was $4.10 billion, up 9% sequentially (QoQ). Cloud revenue increased 17% (QoQ), Client and Consumer revenue remained flat (QoQ).
•First quarter GAAP earnings per share (EPS) was $1.35 and Non-GAAP EPS was $1.78.
•Expect fiscal second quarter 2025 revenue to be in the range of $4.20 billion to $4.40 billion.
•Expect Non-GAAP EPS in the range of $1.75 to $2.05.

SAN JOSE, Calif., — October 24, 2024 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal first quarter financial results.

“Western Digital’s performance in the fiscal first quarter demonstrates our commitment to operational excellence and disciplined capital investment as our focus on lasting quality and reliability, driven by industry leading innovation and a diversified portfolio, has allowed us to target the most attractive end markets to improve profitability.” said David Goeckeler, Western Digital CEO. “The strength of our diversified product portfolio is demonstrated by the rapid emergence of enterprise SSD as a core pillar of growth within our Flash business. The strength of our HDD product portfolio lies in our UltraSMR technology, delivering the industry’s highest capacity hard drives with unmatched reliability, quality, and performance, offering a compelling TCO to our customers. With the continued proliferation of the AI Data Cycle, our Flash and HDD product portfolios are well-positioned to capitalize on significant opportunities as adoption continues to grow.”

Western Digital Reports Fiscal First Quarter 2025 Financial Results

Q1 2025 Financial Highlights

($ in millions, except per share amounts)
	GAAP			Non-GAAP

	Q1 2025	Q4 2024	Q/Q	Q1 2025	Q4 2024	Q/Q
Revenue	$4,095	$3,764	up 9%	$4,095	$3,764	up 9%
Gross Margin	37.9%	35.9%	up 2.0 ppt	38.5%	36.3%	up 2.2 ppt
Operating Expenses	$809	$1,137	down 29%	$691	$700	down 1%
Operating Income	$742	$216	up 244%	$884	$666	up 33%
Diluted Net Income Attributable to Common Shareholders	$481	$28	up 1618%	$634	$504	up 26%
Net Income Per Share	$1.35	$0.08	up 1588%	$1.78	$1.44	up 24%

	GAAP			Non-GAAP

	Q1 2025	Q1 2024	Y/Y	Q1 2025	Q1 2024	Y/Y
Revenue	$4,095	$2,750	up 49%	$4,095	$2,750	up 49%
Gross Margin	37.9%	3.6%	up 34.3 ppt	38.5%	4.1%	up 34.4 ppt
Operating Expenses	$809	$695	up 16%	$691	$555	up 25%
Operating Income (Loss)	$742	$(596)	*	$884	$(443)	*
Diluted Net Income (Loss) Attributable to Common Shareholders	$481	$(700)	*	$634	$(569)	*
Net Income (Loss) Per Share	$1.35	$(2.17)	*	$1.78	$(1.76)	*
* not a meaningful figure

The company had an operating cash inflow of $34 million and ended the quarter with $1.71 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal First Quarter 2025 Financial Results

End Market Summary

Revenue ($M)	Q1 2025	Q4 2024	Q/Q	Q1 2024	Y/Y
Cloud	$2,208	$1,882	up 17%	$872	up 153%
Client	1,209	1,204	—%	1,147	up 5%
Consumer	678	678	—%	731	down 7%
Total Revenue	$4,095	$3,764	up 9%	$2,750	up 49%

In the fiscal first quarter:

•Cloud represented 54% of total revenue. On a sequential and year-over-year basis, the increases were driven by higher nearline shipments in HDD and enterprise SSD bit shipments to data center customers.

•Client represented 29% of total revenue. Compared to last quarter, Flash bit shipment growth in gaming and mobile was offset by a decline in PC OEM, while HDD revenue was flat. Year-over-year, an increase in Flash revenue was primarily due to higher ASPs as bit shipments declined, and was partially offset by lower HDD revenue.

•Consumer represented 17% of total revenue. Sequentially, a slight growth in HDD offset a decline in Flash driven by softer consumer demand. Year over year, the decrease was due to lower Flash and HDD bit shipments partially offset by improved pricing in both Flash and HDD.

Western Digital Reports Fiscal First Quarter 2025 Financial Results

Business Outlook for Fiscal Second Quarter of 2025

Three Months Ending
December 27, 2024
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$4.20 - $4.40	$4.20 - $4.40
Gross margin	36.5% - 38.5%	37.0% - 39.0%
Operating expenses ($M)	$835 - $855	$695 - $715
Interest and other expense, net ($M)	~ $115	~ $110
Tax rate(2)	N/A	15.0% - 17.0%
Diluted earnings per share	N/A	$1.75 - $2.05
Diluted shares outstanding (in millions)	~ 357	~ 357

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense, amortization of acquired intangible assets and amortization of patent licenses related to a litigation matter, totaling approximately $20 million to $30 million. The company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense and expenses related to business separation costs, totaling approximately $130 million to $150 million. Non-GAAP Interest and other income (expense) guidance excludes approximately $5 million of interest expense related to a litigation matter. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling $155 million to $185 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its Non-GAAP tax rate and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP tax rate and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) Non-GAAP tax rate is determined based on a percentage of Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax rate may differ from our GAAP tax rate (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax rate for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Western Digital Reports Fiscal First Quarter 2025 Financial Results

Accounting Assessment for Recent Development in Litigation Matter
On October 18, 2024, a jury returned a verdict in a patent infringement case against the company in the amount of $316 million. The company believes it has meritorious arguments to the verdict and believes it will ultimately prevail in this legal proceeding. The company is currently evaluating the appropriate accounting treatment for this matter, and the financial information reported in this press release does not include any impact related to these recent developments, pending completion of that assessment. The company expects to complete its accounting assessment in connection with the preparation of its Quarterly Report on Form 10-Q, which it expects to file on or before November 6, 2024. As a result, the financial information included in that report may differ from the preliminary fiscal first quarter US GAAP financial results reported in this press release. The company does not expect a change to its reported Non-GAAP financial results in connection with its assessment of this matter.

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal second quarter of 2025 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With Flash and HDD franchises, underpinned by advancements in storage technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for: the company’s business outlook and operational and financial performance for the fiscal second quarter of 2025 and beyond; the performance and characteristics of the company’s products and product portfolio; the company’s capital investment strategy; market conditions and growth opportunities; the proliferation of the AI Data Cycle and its impact on the company’s industry, products and performance; the merits of the company’s position in certain litigation matters; the timing and impact on financial results of the company’s completion of its accounting assessment related to recent developments in a litigation matter; and the timing for

Western Digital Reports Fiscal First Quarter 2025 Financial Results

filing the company’s Quarterly Report on Form 10-Q. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal first quarter ended September 27, 2024 included in this press release represent the most current information available to management. Actual results when disclosed in the company’s Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the filing of the company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions and demand for the company’s products; operational, financial and legal challenges and difficulties inherent in implementing a separation of the company’s HDD and Flash businesses; the final approval of the separation by the company’s board of directors; inflation; increase in interest rates and economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the outcome and impact of the company’s announced separation transaction, including with respect to customer and supplier relationships, regulatory and contractual restrictions, stock price volatility and the diversion of management’s attention from ongoing business operations and opportunities; the impact of competitive products and pricing; the company’s development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and the company’s strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; the company’s level of debt and other financial obligations; changes to the company’s relationships with key customers; compromise, damage or interruption from cybersecurity incidents or other data system security risks; actions by competitors; the company’s ability to achieve its GHG emissions reduction and other ESG goals; the impact of international conflicts; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024 to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
###
Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	September 27, 2024	June 28, 2024

ASSETS
Current assets:
Cash and cash equivalents	$1,705	$1,879
Accounts receivable, net	2,458	2,166
Inventories	3,384	3,342
Other current assets	798	673
Assets held for sale	597	—
Total current assets	8,942	8,060
Property, plant and equipment, net	2,917	3,167
Notes receivable and investments in Flash Ventures	1,051	991
Goodwill	9,812	10,032
Other intangible assets, net	77	78
Other non-current assets	1,972	1,860
Total assets	$24,771	$24,188
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,578	$1,411
Accounts payable to related parties	352	313
Accrued expenses	1,311	1,480
Income taxes payable	448	525
Accrued compensation	542	608
Current portion of long-term debt	1,750	1,750
Liabilities held for sale	110	—
Total current liabilities	6,091	6,087
Long-term debt	5,650	5,684
Other liabilities	1,158	1,370
Total liabilities	12,899	13,141
Convertible preferred stock, aggregate liquidation preference of $261 and $257, respectively	229	229
Total shareholders’ equity	11,643	10,818
Total liabilities, convertible preferred stock and shareholders’ equity	$24,771	$24,188

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended
	September 27, 2024	September 29, 2023
Revenue, net	$4,095	$2,750
Cost of revenue	2,544	2,651
Gross profit	1,551	99
Operating expenses:
Research and development	519	431
Selling, general and administrative	242	207
Litigation matter	3	—
Employee termination, asset impairment and other	2	57
Business separation costs	43	—
Total operating expenses	809	695
Operating income (loss)	742	(596)
Interest and other income (expense)	(114)	(86)
Income (loss) before taxes	628	(682)
Income tax expense	135	3
Net income (loss)	493	(685)
Less: dividends allocated to preferred shareholders	4	15
Less: income attributable to preferred shareholders	8	—
Net income (loss) attributable to common shareholders	$481	$(700)

Net income (loss) per common share:
Basic	$1.40	$(2.17)
Diluted	$1.35	$(2.17)

Weighted average shares outstanding:
Basic	344	323
Diluted	357	323

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended
	September 27, 2024	September 29, 2023
Operating Activities
Net income (loss)	$493	$(685)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	135	147
Stock-based compensation	84	77
Deferred income taxes	54	(46)
Gain on disposal of assets	(1)	(87)
Non-cash asset impairment	—	95
Amortization of debt issuance costs and discounts	5	4
Other non-cash operating activities, net	17	1
Changes in:
Accounts receivable, net	(292)	147
Inventories	(76)	201
Accounts payable	216	25
Accounts payable to related parties	39	(15)
Accrued expenses	(153)	63
Income taxes payable	(77)	(325)
Accrued compensation	(50)	1
Other assets and liabilities, net	(360)	(229)
Net cash provided by (used in) operating activities	34	(626)
Investing Activities
Purchases of property, plant and equipment, net	(95)	69
Activity related to Flash Ventures, net	47	13
Strategic investments and other, net	3	2
Net cash provided by (used in) investing activities	(45)	84
Financing Activities
Employee stock plans, net	(64)	(43)
Proceeds from convertible preferred stock, net of issuance costs	—	(3)
Proceeds from debt, net of repayments	(38)	600
Net cash provided by (used in) financing activities	(102)	554
Effect of exchange rate changes on cash	10	(3)
Cash and cash equivalents reclassified to assets held for sale	(71)	—
Net increase (decrease) in cash and cash equivalents	(174)	9
Cash and cash equivalents, beginning of period	1,879	2,023
Cash and cash equivalents, end of period	$1,705	$2,032

WESTERN DIGITAL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(in millions; except percentages; unaudited)

	Three Months Ended
	September 27, 2024	September 29, 2023

Net revenue:
HDD	$2,211	$1,194
Flash	1,884	1,556
Total net revenue	$4,095	$2,750
Gross profit:
HDD	$843	$273
Flash	732	(161)
Total gross profit for segments	1,575	112
Unallocated corporate items:
Stock-based compensation expense	(14)	(13)
Amortization of acquired intangible assets	(1)	—
Amortization of licenses related to a litigation matter	(9)	—
Total unallocated corporate items	(24)	(13)
Consolidated gross profit	$1,551	$99
Gross margin:
HDD	38.1%	22.9%
Flash	38.9%	(10.3)%
Total gross margin for segments	38.5%	4.1%
Consolidated gross margin	37.9%	3.6%

The company manages and reports under two reportable segments: hard disk drives ("HDD") and flash-based products (“Flash”). In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023
GAAP gross profit	$1,551	$1,353	$99
Stock-based compensation expense	14	12	13
Amortization of acquired intangible assets	1	1	—
Litigation matter	9	—	—
Non-GAAP gross profit	$1,575	$1,366	$112

GAAP operating expenses	$809	$1,137	$695
Stock-based compensation expense	(70)	(57)	(64)
Business separation costs	(43)	(38)	—
Litigation matter	(3)	(291)	—
Employee termination, asset impairment and other	(2)	(50)	(57)
Strategic review	—	—	(17)
Other	—	(1)	(2)
Non-GAAP operating expenses	$691	$700	$555

GAAP operating income (loss)	$742	$216	$(596)
Gross profit adjustments	24	13	13
Operating expense adjustments	118	437	140
Non-GAAP operating income (loss)	$884	$666	$(443)

GAAP interest and other expense, net	$(114)	$(114)	$(86)
Litigation matter	2	—	—
Non-GAAP interest and other expense, net	$(112)	$(114)	$(86)

GAAP income tax expense	$135	$63	$3
Income tax adjustments	(11)	(46)	22
Non-GAAP income tax expense	$124	$17	$25

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	September 27, 2024	June 28, 2024	September 29, 2023
GAAP net income (loss)	$493	$39	$(685)
Stock-based compensation expense	84	69	77
Business separation costs	43	38	—
Litigation matter	14	291	—
Employee termination, asset impairment and other	2	50	57
Strategic review	—	—	17
Amortization of acquired intangible assets	1	1	—
Other	—	1	2
Income tax adjustments	11	46	(22)
Non-GAAP net income (loss)	648	535	(554)
Less: amount allocated to preferred shareholders	14	31	15
Non-GAAP diluted net income (loss) attributable to common shareholders	$634	$504	$(569)

Diluted income (loss) per common share
GAAP	$1.35	$0.08	$(2.17)
Non-GAAP	$1.78	$1.44	$(1.76)

Diluted weighted average shares outstanding:
GAAP	357	349	323
Non-GAAP	357	349	323

Cash flows
Cash flow provided by (used in) operating activities	$34	$366	$(626)
Purchases of property, plant and equipment, net	(95)	(116)	69
Activity related to Flash Ventures, net	47	32	13
Free cash flow	$(14)	$282	$(544)

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the tables above sets forth Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income and loss; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income and loss; Non-GAAP diluted income and loss per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, stock-based compensation expense; business separation costs; charges related to a litigation matter; employee termination, asset impairment, and other; expenses related to our strategic review; amortization of acquired intangible assets; other adjustments; and income tax adjustments and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Business separation costs. The company incurred expenses associated with the separation of its HDD and Flash business units to create two independent, public companies. The company believes these charges do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Litigation matter. The company has recognized expenses related to a recent judgment in a patent litigation matter, which consisted of an award of damages, prejudgment interest, and estimated plaintiff legal costs. The company also recognized expenses in its cost of revenue related to the amortization of patent licenses that the company has capitalized related to this litigation matter. The company believes these charges do not reflect the company's operating results and that they are not indicative of the underlying performance of its business. For further information regarding the litigation matter, see Note 17 to the notes to consolidated financial statements included in the company’s Annual Report on Form 10-K filed with the SEC on August 20, 2024.

Employee termination, asset impairment, and other. From time-to-time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. In addition, the company has taken actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Strategic review. The company incurred expenses associated with its review of strategic alternatives that resulted in the planned separation of its HDD and Flash business units to create two independent, public companies. The company believes these charges do not reflect the company’s operating results and that they are not indicative of the underlying performance of its business.

Amortization of acquired intangible assets. The company incurs non-cash expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Other adjustments. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act and the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company’s business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Media Relations
949.672.9655	408.801.0021
peter.andrew@wdc.com	WD.Mediainquiries@wdc.com
investor@wdc.com